UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2011 (March 15, 2011)

DSW Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 237-7100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On March 15, 2011, the Company issued a press release regarding its consolidated financial results for the fourth quarter and fiscal year ended January 29, 2011. A copy of the press release announcing these financial results is attached as Exhibit 99.1 hereto and incorporated by reference herein.

     Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 2.02 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Item 2.02 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 10, 2011, the board of directors of DSW Inc. (the “Company”) determined, effective as of the effective time of the proposed merger of Retail Ventures with and into DSW MS LLC, a wholly owned subsidiary of the Company, to elect Henry L. Aaron to the board or directors of the Company. If the merger is completed, Mr. Aaron will serve as a class III director, whose term will expire on the date of the 2013 annual meeting of shareholders.

Mr. Aaron presently serves as Senior Vice President of the Atlanta National League Baseball Club, Inc., a professional sports organization, as Chairman of 755 Restaurant Corp., a quick service restaurant company, and as a director of Medallion Financial Corp., a specialty finance company, along with a number of other private business interests. Mr. Aaron is a member of the board of directors of Retail Ventures, Inc.

Mr. Aaron is not party to any transaction for which disclosure is required by Item 404(a) of Regulation S-K. Mr. Aaron will receive compensation as a director in accordance with the Company’s director compensation practices described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on April 12, 2010.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

     (d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 15, 2011

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSW Inc.

By: /s/Douglas J. Probst
Douglas J. Probst
Executive Vice President and Chief
Financial Officer

 Date: March 15, 2011